UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): October 2, 2018

Diamond Offshore Drilling, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13926	76-0321760
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

15415 Katy Freeway

Houston, Texas 77094

(Address of principal executive offices, including Zip Code)

(281) 492-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01.	Entry into a Material Definitive Agreement

New Credit Agreement

On October 2, 2018, Diamond Offshore Drilling, Inc. (the “Company”), as the U.S. borrower, and the Company’s wholly owned subsidiary, Diamond Foreign Asset Company, a Cayman Islands exempted company (“DFAC”), as the foreign borrower, entered into a senior 5-Year Revolving Credit Agreement (the “New Credit Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, an issuing lender and swingline lender, the lenders party thereto (the “New Credit Agreement Lenders”) and the other parties thereto. The maximum amount of borrowings available under the New Credit Agreement is $950,000,000. Subject to the conditions specified in the New Credit Agreement, the Company has the option to increase the revolving commitments under the New Credit Agreement by up to an additional $500,000,000 from time to time upon receipt of additional commitments from new or existing lenders. Borrowings under the New Credit Agreement may be used for general corporate purposes, including investments, acquisitions and capital expenditures. The New Credit Agreement provides for a swingline subfacility of $100,000,000 and a letter of credit subfacility in the amount of $250,000,000. Letters of credit may be issued under the New Credit Agreement in U.S. dollars or in certain alternative currencies. The New Credit Agreement matures on October 2, 2023.

The entire amount of borrowings available under the New Credit Agreement will be available for loans to DFAC, and a portion of such amount will be available for loans to the Company (in an amount equal to 40% of the aggregate Rig Values (as defined in the New Credit Agreement) of all Marketed Rigs (as defined in the New Credit Agreement) directly wholly owned by guarantors of the Company’s obligations under the New Credit Agreement, less the aggregate outstanding amount of indebtedness of the Company and such guarantors that is secured by a lien or has as an obligor (whether primary or contingent) any subsidiary of the Company that directly owns a Rig (as defined in the New Credit Agreement) (or the Company, if the Company directly owns a Rig), excluding any guaranties of DFAC’s obligations under the New Credit Agreement), in each case as provided in the New Credit Agreement. The obligations of the Company under the New Credit Agreement are guaranteed by the Company’s subsidiaries Diamond Offshore Services Company, a Delaware corporation (“DOSC”), and Diamond Rig Investments Limited, an English company (“DRIL”). The obligations of DFAC under the New Credit Agreement are guaranteed by the Company and the Company’s subsidiaries DOSC, DRIL, Diamond Offshore International Limited, a Cayman Islands exempted company, and Diamond Offshore Limited, an English company. Certain other subsidiaries of the Company may be required from time to time to guarantee the obligations of one or both of the borrowers under the New Credit Agreement in order maintain compliance with the Guarantee Ratio Covenants (as defined below). In addition, DOSC pledged 65% of the equity interests in DFAC as collateral securing the obligations of the Company and DFAC under the New Credit Agreement.

Revolving loans under the New Credit Agreement bear interest, at the applicable borrower’s option, at (a) the Alternate Base Rate (as defined in the New Credit Agreement) plus an applicable margin ranging from 1.75% to 3.25%, as determined based on the Company’s credit ratings, or (b) the Eurodollar Rate (as defined in the New Credit Agreement) plus 2.75% to 4.25%, as determined based on the Company’s credit ratings. The Company or DFAC pays, as applicable, based on the Company’s credit ratings, other customary fees including but not limited to a commitment fee on the unused commitments under the New Credit Agreement, ranging from 0.375% to 0.700% per annum; a letter of credit participation fee on the face amount of any performance letter of credit issued ranging from 1.375% to 2.125% per annum; a letter of credit participation fee on the face amount of any financial letter of credit issued ranging from 2.75% to 4.25% per annum; and a fronting fee to the issuing bank for each letter of credit. Changes in credit ratings could lower or raise the fees that the borrowers pay under the New Credit Agreement.

The New Credit Agreement includes restrictions on borrowing if, after giving effect to any such borrowings and the application of the proceeds thereof, the aggregate amount of Available Cash (as defined in the New Credit Agreement) would exceed $500,000,000. In addition, the ability to borrow revolving loans under the New Credit Agreement is conditioned on there being no unused commitments to advance loans under the 5-Year Revolving Credit Agreement, dated as of September 28, 2012 (as amended, the “Existing Credit Agreement”), among the Company, as borrower, Wells Fargo, as administrative agent and swingline lender, the issuing banks party thereto and the lenders party thereto (to the extent it is outstanding at the relevant time).

The New Credit Agreement contains certain financial covenants applicable to the Company and its subsidiaries, including (i) maintenance of a ratio of Consolidated Indebtedness to Total Capitalization, each as defined in the New Credit Agreement, not to exceed 60% at the end of each fiscal quarter, (ii) a covenant that the ratio of (A) the Rig Value of the Rigs (other than Specified Acquired Rigs (as defined in the New Credit Agreement)) that are directly wholly owned by the borrowers and guarantors to (B) the aggregate Rig Value of all Rigs (other than Specified Acquired Rigs) owned by the Company, subsidiaries of Company and certain local content affiliates, is not less than 80% at the end of each fiscal quarter and (iii) a covenant that the ratio of (A) the sum of (x) the Rig Values of Marketed Rigs directly wholly owned by the Specified Foreign Loan Parties (as defined in the New Credit Agreement) plus (y) the Rig Value of the Ocean Valiant at any time when it is a Marketed Rig owned by a guarantor to (B) the sum of commitments under the New Credit Agreement, the outstanding loans and letter of credit exposures under the Existing Credit Agreement plus any other indebtedness of the Specified Foreign Loan Parties (other than unsecured intercompany indebtedness among the borrowers and guarantors and other unsecured intercompany indebtedness that is contractually subordinated to the obligations under the New Credit Agreement) that is secured by a lien, guaranteed by, or has as an obligor a subsidiary of the Company, in each case, that directly owns a Rig (or the Company, if the Company directly owns a Rig), is not less than 3:00 to 1:00 at the end of each fiscal quarter (such covenants described in clauses (ii) and (iii) of this paragraph, the “Guarantee Ratio Covenants”).

The New Credit Agreement also contains additional covenants generally applicable to the Company and its subsidiaries that the Company considers usual and customary for an agreement of this type, including compliance with laws, delivery of quarterly and annual financial statements, maintenance of property, and restrictions on the incurrence of liens and indebtedness, mergers and other fundamental changes, restricted payments, repurchases and redemptions of certain indebtedness and equity, swap agreements and transactions with affiliates. In addition, in the event of a Change in Control (as defined in the New Credit Agreement), the Company must cash collateralize part or all of the lenders’ credit exposures under the New Credit Agreement if the Company fails to obtain certain credit ratings as set forth in the New Credit Agreement. Certain cash collateral may also be required in connection with defaulting lenders or as a result of an Event of Default (as defined in the New Credit Agreement).

Borrowings under the New Credit Agreement are subject to acceleration upon the occurrence of an Event of Default. The New Credit Agreement provides for customary Events of Default including, among others, a cross-default provision with respect to the Company’s and its subsidiaries’ other indebtedness in excess of $100.0 million.

As of October 2, 2018, no borrowings had been made or letters of credit issued under the New Credit Agreement.

Amendment to Existing Credit Agreement

On October 2, 2018, the Company, as borrower, Wells Fargo, as administrative agent, Wilmington Trust, National Association, as successor administrative agent, the lenders party thereto and the other parties thereto entered into Amendment No. 6 and Consent to Credit Agreement and Successor Agency Agreement (the “Amendment”), which amended the Existing Credit Agreement.

Among other things, the Amendment (i) permits the entry by the Company and DFAC into the New Credit Agreement, (ii) provides for a non-pro rata commitment reduction (the “Commitment Reduction”) for each lender under the Existing Credit Agreement which becomes a New Credit Agreement Lender with commitments under the New Credit Agreement up to the amount specified in the Amendment, (iii) reduces the commitments of the New Credit Agreement Lenders under the Existing Credit Agreement to zero, (iv) reduces the sublimit for swingline loans under the Existing Credit Agreement to zero, (v) terminates the obligations of New Credit Agreement Lenders that were acting as letter of credit issuers under the Existing Credit Agreement to issue letters of credit under the Existing Credit Agreement, (vi) provides for the resignation of Wells Fargo as administrative agent under the Existing Credit Agreement and (vii) provides for the appointment of Wilmington Trust, National Association, as the successor administrative agent under the Existing Credit Agreement. The Commitment Reduction results in the New Credit Agreement Lenders having no commitments under the Existing Credit Agreement and reduces the aggregate principal amount of commitments under the Existing Credit Agreement to $325,000,000.    Under the Existing Credit Agreement, $40,000,000 of the commitments mature on March 17, 2019, $60,000,000 of the commitments mature on October 22, 2019 and $225,000,000 of the commitments mature on October 22, 2020. As of October 2, 2018, no borrowings or letters of credit were outstanding under the Existing Credit Agreement.

The foregoing descriptions are qualified in their entirety by reference to the New Credit Agreement and the Amendment, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the New Credit Agreement and the Amendment.

Item 2.03.	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)    Exhibits.

Exhibit number	Description

10.1	5-Year Revolving Credit Agreement, dated as of October 2, 2018, among Diamond Offshore Drilling, Inc., as the U.S. borrower, Diamond Foreign Asset Company, as the foreign borrower, Wells Fargo Bank, National Association, as administrative agent and swingline lender, the issuing banks named therein and the lenders named therein

10.2	Amendment No. 6 and Consent to Credit Agreement and Successor Agency Agreement, dated as of October 2, 2018, among Diamond Offshore Drilling, Inc., as borrower, Wells Fargo Bank, National Association, as administrative agent, Wilmington Trust, National Association, as successor administrative agent, the lenders party thereto and the other parties thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2018	DIAMOND OFFSHORE DRILLING, INC.

	By:	/s/ DAVID L. ROLAND
David L. Roland
Senior Vice President, General Counsel and Secretary